                                                                    EXHIBIT 99.3

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

      The following unaudited pro forma combined condensed financial information gives effect to the acquisition by Open Solutions Inc. (the "Company") of all of the stock of Datawest Solutions Inc. ("DSI or Datawest") which was consummated on October 29, 2004. The unaudited pro forma combined condensed balance sheet as of September 30, 2004 has been prepared as if the acquisition had occurred on September 30, 2004.The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2003 and for the nine months ended September 30, 2004 have been prepared as if the acquisition had occurred at January 1, 2003. The notes to the pro forma combined condensed financial information describe certain pro forma adjustments to give effect to the purchase transaction had it been consummated at that date.

      The unaudited pro forma combined condensed financial information has been derived from the Company's historical consolidated financial statements and those of DSI and should be read in conjunction with those financial statements and notes, the accompanying notes to the pro forma combined condensed financial statements, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which are included elsewhere in either these financial statements, in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 30, 2004, or in the Company's quarterly report on Form 10-Q for the period ended September 30, 2004, filed with the Securities and Exchange Commission on November 12, 2004.

      The unaudited pro forma combined condensed financial statements are not necessarily indicative of operating results which would have been achieved had the transaction actually been completed at the beginning of the respective periods. The selected unaudited pro forma combined condensed financial information is not necessarily indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the acquisition.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2004


                                                                          DATAWEST           PRO FORMA
                                                           OPEN          SOLUTIONS          ADJUSTMENTS            PRO FORMA
                                                       SOLUTIONS INC.   INC. (NOTE 2)         (NOTE 3)              COMBINED
                                                       --------------   ------------        -----------            ---------
                                                                            (IN THOUSANDS OF US DOLLARS)
Current assets:
Cash and cash equivalents                                 $  86,455       $  3,268           $ (47,383)     a,b,i  $  42,340
Investments in marketable securities                         13,036            398                (130)     b         13,304
Accounts receivable, net                                     18,880          3,700                   -                22,580
Deferred costs                                                1,316            230                   -                 1,546
Prepaid expenses and other current assets                     3,175            120                   -                 3,295
                                                          ------------------------------------------------------------------

Total current assets                                        122,862          7,716             (47,513)               83,065

Fixed assets, net                                             8,833          7,771              (3,194)     c         13,410
Term deposits                                                     -          1,321                   -                 1,321
Capitalized software cost, net                                4,300              -               2,354      e          6,654
Other intangible assets, net                                 20,059              -              11,125      e         31,184
Goodwill                                                     34,860         10,335              20,287      f         65,482
Other assets                                                      -          1,358                (686)     b,d          672
                                                          ------------------------------------------------------------------

Total assets                                              $ 190,914       $ 28,501           $ (17,627)            $ 201,788

Current liabilities:
Operating line of credit                                  $       -       $    685           $       -             $     685
Accounts payable                                              3,193          1,023                  (2)     b          4,214
Accrued expenses                                             11,164          2,386                (248)     g         13,302
Accrued costs of discontinued operations                          -            273                (273)     b              -
Deferred revenue, current portion                            21,113          1,661                (140)     h         22,634
Prepaid data services, current portion                            -          1,256                   -                 1,256
Long term debt, current portion                                   -          2,140              (2,140)     i              -
Capital lease obligations, current portion                      202            775                   -                   977
                                                          ------------------------------------------------------------------

Total current liabilities                                    35,672         10,199              (2,803)               43,068

Capital lease obligations, less current portion                  21            174                   -                   195
Prepaid data services, less current portion                       -          1,922                   -                 1,922
Long term debt                                                    -          5,885              (5,885)     i              -
Deferred revenue, less current portion                        1,202          1,508                (126)     h          2,584
Other long-term liabilities                                     292              -                   -                   292
Redeemable preferred shares                                       -         10,011             (10,011)     j              -
                                                          ------------------------------------------------------------------

Total liabilities                                            37,187         29,699             (18,825)               48,061

Stockholders' equity                                        153,727         (1,198)              1,198      k        153,727
                                                          ------------------------------------------------------------------

Total liabilities and stockholders' equity                $ 190,914       $ 28,501           $ (17,627)            $ 201,788
                                                          ==================================================================

                             See accompanying notes.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003

                                                                            DATAWEST             PRO FORMA
                                                          OPEN             SOLUTIONS            ADJUSTMENTS           PRO FORMA
                                                     SOLUTIONS INC.      INC. (NOTE 2)           (NOTE 4)              COMBINED
                                                                         (US DOLLARS, IN THOUSANDS, EXCEPT SHARE
                                                                                   AND PER SHARE DATA)
Revenues                                              $    63,852           $  31,849             $      -            $    95,701
Cost of revenues                                           28,881              19,589                 (807)      l         47,663
                                                       --------------------------------------------------------------------------

Gross profit                                               34,971              12,260                  807                 48,038

Operating expenses
Sales and marketing                                        10,729                 667                    -                 11,396
Product development                                         6,854               2,061                    -                  8,915
General and administrative                                 15,888               6,209                  501       m,n       22,598
                                                       --------------------------------------------------------------------------

Total operating expenses                                   33,471               8,937                  501                 42,909

Income from operations                                      1,500               3,323                  306                  5,129
Interest and other income (expense), net                       43              (1,589)                 502       o         (1,044)
                                                       --------------------------------------------------------------------------

Income before income taxes                                  1,543               1,734                  808                  4,085
Income tax provision                                         (234)                (26)                   -                   (260)
                                                       --------------------------------------------------------------------------

Net income for the year                                     1,309               1,708                  808                  3,825

Preferred stock accretion charge                          (31,500)                                                        (31,500)
                                                      -----------                                                     -----------
Net loss attributable to common shareholders          $   (30,191)                                                    $   (27,675)

Net loss per common share:
Basic and diluted                                     $     (7.74)                                                    $     (7.09)
Weighted average common shares:
Basic and diluted                                       3,903,252                                                       3,903,252

                             See accompanying notes.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                                                                         DATAWEST             PRO FORMA
                                                     OPEN                SOLUTIONS           ADJUSTMENTS            PRO FORMA
                                                SOLUTIONS INC.         INC. (NOTE 2)           (NOTE 4)              COMBINED
                                              --------------------    ----------------     -----------------       -------------
                                                                         (US DOLLARS, IN THOUSANDS, EXCEPT
                                                                             SHARE AND PER SHARE DATA)
Revenues                                          $     71,102           $  22,892             $      -            $     93,994
Cost of revenues                                        29,652              13,614                 (596)      l          42,670
                                                  -----------------------------------------------------------------------------

Gross profit                                            41,450               9,278                  596                  51,324

Operating expenses
Sales and marketing                                     10,053                 696                    -                  10,749
Product development                                      7,410               1,269                    -                   8,679
General and administrative                              13,692               4,610                  403      m,n         18,705
                                                  -----------------------------------------------------------------------------

Total operating expenses                                31,155               6,575                  403                  38,133

Income from operations                                  10,295               2,703                  193                  13,191
Interest and other income (expense), net                   885              (1,048)                 491       o             328

Income before income taxes                              11,180               1,655                  684                  13,519
Income tax provision                                      (567)                (58)                   -                    (625)
                                                  -----------------------------------------------------------------------------

Net income                                        $     10,613           $   1,597             $    684            $     12,894

Net income per common share -- basic              $       0.59                                                     $       0.72
Weighted average common shares -- basic             17,980,593                                                       17,980,593

Net income per common share -- diluted            $       0.53                                                     $       0.65
Weighted average common shares -- diluted           19,895,660                                                       19,895,660

                             See accompanying notes.

            NOTES TO UNAUDITED PROFORMA COMBINED CONDENSED FINANCIAL
                                   STATEMENTS
                    (Amounts are in thousands of US Dollars)

NOTE 1 -- THE TRANSACTION

On October 29, 2004, 6259936 Canada Inc., a subsidiary of Open Solutions Inc.(the "Company") acquired all of the outstanding shares of capital stock of Datawest Solutions Inc., a provider of banking and payment technology solutions to financial institutions, for a cash consideration of $38,905 (CDN $47,595). This acquisition was recorded under the purchase method of accounting with the total consideration allocated to the assets acquired and liabilities assumed based on estimates of fair value. The fair value of purchased technology was determined by management based primarily on management's best estimate of future cash flows expected to be generated by such technology discounted by appropriate risk adjusted rates of return. The excess of the purchase price over value of the net assets acquired has been allocated to goodwill. The purchased technology related to this acquisition is being amortized over its useful life of five years. The other intangible assets, comprised of customer relationships, are being amortized over their useful lives of 12 to 14 years.

The preliminary allocation of purchase price is summarized below:

Current assets, term deposits and other assets                $    9,126
Tangible assets acquired                                           4,577
Goodwill                                                          30,621
Purchased technology                                               2,354
Other intangible assets                                           11,125
Liabilities assumed                                              (18,898)
                                                              ----------
Purchase price                                                $   38,905

NOTE 2 - DATAWEST SOLUTIONS, INC. HISTORICAL RESULTS

Datawest's historical balance sheet as of September 30, 2004 has been translated at the spot rate for the Canadian Dollar as of September 30, 2004. Datawest's statements of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004 have been translated at the average exchange rate in effect for each respective period. The statements of operations also reflect certain reclassifications to comply with presentation policies of the Company. Both the balance sheet and the statements of operations are presented in accordance with US generally accepted accounting principles (US GAAP). Those adjustments are described in Notes 25 and 14 of Datawest's annual and interim financial statements, respectively, included elsewhere in this Current Report on Form 8-K.

NOTE 3 - UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

The following adjustments were applied to the Company's historical balance sheet and the balance sheet of Datawest as of September 30, 2004:

(a)   Payment of cash for the purchase of Datawest Solutions Inc.         $(38,905)

(b) On the date of acquisition, Datawest sold the discontinued operations of certain former operating subdiaries to an unrelated third party. For purposes of the proforma balance sheet, assets and liabilities associated with those operations have been excluded as follows:

      Elimination of Datawest's assets excluded from acquisition:

Cash and cash equivalents                                                 $   (453)
Investment in marketable securities                                           (130)
Other assets                                                                    (2)
                                                                          --------
         Total assets eliminated from acquisition                         $   (585)

Elimination of Datawest's liabilities excluded from acquisition:

Accounts payable                                                          $     (2)

NOTES TO UNAUDITED PROFORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         NOTE 3 CONTINUED

         Accrued costs of discontinued operations                                       $   (273)
                                                                                        --------
                  Total liabilities eliminated from acquisition                         $   (275)

(c)      To adjust Datawest's fixed assets to fair value                                $ (3,194)

(d)      To adjust Datawest's other assets to fair value                                $   (684)

(e)      To record Datawest's intangible assets based on a preliminary independent valuation:
                  Customer relationships                                                $ 11,125
                  Purchased technology                                                  $  2,354

(f)      To adjust Datawest's goodwill:
                  Eliminate historical goodwill of Datawest                             $(10,334)
                  Record goodwill from October 29, 2004 transaction                       30,621
                                                                                        --------
                                                                                        $ 20,287

(g)      To adjust Datawest's accrued expenses to fair value                            $   (248)

(h)      To adjust Datawest's deferred revenue to fair value:
                  Current portion                                                       $   (140)
                  Long term                                                                 (126)

(i)      Use of cash to repay debt and term loan at acquisition date:
                  Current portion                                                       $ (2,140)
                  Long term                                                               (5,885)

(j)      Elimination of Datawest's preferred shares                                     $(10,011)

(k)      Elimination of Datawest's stockholders' equity                                 $  1,198

NOTE 4 - UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

The following adjustments were applied to the Company's historical statements of operations and those of Datawest for the year ended December 31, 2003 and the nine-month period ended September 30, 2004:

                                                                                                                Nine Months
                                                                                               Year Ended          Ended
                                                                                              December 31,     September 30,
                                                                                                 2003              2004
                                                                                              ------------     -------------
(l) To record the following:
             Amortization of purchased technology at fair value                                $   470           $   353
             Amortization of leasehold improvements                                                 94                74
             Reduction in depreciation expense after adjusting                                  (1,371)           (1,023)
             fixed assets to fair value
                                                                                               -------           -------
    The amortization of the purchased technology has been                                      $  (807)          $  (596)
    calculated based on a new fair value basis of $2,354 amortized over five years, in accordance with SFAS No.86 Accounting for the Costs of
    Computer Software to be Sold, Leased or Otherwise Marketed, based on the greater of the ratio of current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product. The Company estimates that the straight-line method will likely be greater than the ratio of the current gross revenues to the total of current and anticipated future gross revenues.

(m) To record the following:

             Amortization of the intangible assets                                             $   860           $   645
    Based on a new fair value basis of $5,501, amortized over 12 years for the Customer Relationship asset with our banking customers and $5,624 amortized over 14 years for the Customer Relationship asset with our payments customers. These intangibles will be amortized over their useful life in accordance with SFAS No. 142, Goodwill and Other
    Intangible Assets, based on the pattern in which economic benefits of the intangible asset are consumed or otherwise used up. The Company estimates that the pattern in which economic benefits are consumed or otherwise used up approximates the straight-line method.

(n) Reduction in depreciation expense after adjusting fixed                                    $  (359)          $  (242)
    assets to fair value

(o) To record the following:
             Decrease in interest expense in connection with repayment                         $   532           $   314
             of debt and term loan
             Decrease in preferred share dividends paid which were treated                         379               483
             as interest for U.S. GAAP
             Decrease in interest income related to use of $38,905 for                            (409)             (306)
             the acquisition, using a 1.05% interest rate, the
             Company's average interest rate for the period
                                                                                               -------------------------
                                                                                               $   502           $   491